UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 30, 2007


                           I.C. ISAACS & COMPANY, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    0-23379                  52-1377061
(State or other jurisdiction of   (Commission File           (IRS Employer
incorporation or organization)        Number)              Identification No.)


                 475 10th Avenue, 9th Floor, New York, NY 10018
          (Address, including zip code, of principal executive offices)


                                 (646) 459-2600
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, Gregg A. Holst resigned as Chief Financial Officer ("CFO") of I.C. Isaacs & Company, Inc. (the "Company"), effective immediately.

On December 3, 2007, Timothy J. Tumminello, age 50, was appointed to the position of Interim Principle Financial Officer of the Company, effective immediately. Mr. Tumminello has served as the Company's Controller since May 2000 and as a Vice President since March 2005, and he will continue to serve in these capacities. He started his employment with the Company in May 1997, serving as the Assistant Controller until July 1999. From July 1999 until May 2000, he served as CFO of Graphtec, Inc., a subsidiary of Consolidated Graphics, Inc. Mr. Tumminello was employed in the Baltimore office of Deloitte & Touche LLP from January 1991 until May 1997. Mr. Tumminello is a certified public accountant.

The terms of Mr. Tumminello's compensation arrangement are unavailable as of the date of this filing and will be provided in an amendment to this Form 8-K within four (4) business days of the time in which such information becomes available.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    I.C. Isaacs & Company, Inc.



Date: December 3, 2007              By:  /s/ Timothy J. Tumminello
                                         ---------------------------------------
                                        Timothy J. Tumminello
                                        Vice President, Controller &
                                        Interim Principle Financial Officer